Exhibit 99.1
For further information:

Media Contact:
Amy Yuhn
312-564-1378
ayuhn@theprivatebank.com

Investor Relations Contact:
Jeanette O'Loughlin
312-564-6076
joloughlin@theprivatebank.com

For Immediate Release

PrivateBancorp Announces Fourth Quarter and Full Year 2014 Earnings Schedule

CHICAGO, December 19, 2014 – PrivateBancorp, Inc. (NASDAQ: PVTB) today announced it intends to release its fourth quarter and full year 2014 earnings on January 16, 2015, before the market open. The company will host a conference call for investors and analysts at 11 a.m. ET (10 a.m. CT) on the same day. The call-in number is (888) 782-9127 (U.S. and Canada) or (706) 634-5643 (International). Call participants should request the PrivateBancorp Fourth Quarter 2014 Earnings Call or conference ID: 51615860. A live webcast of the call can be accessed through the "Fourth Quarter and Full Year 2014 Earnings Conference Call" link on the investor relations page of the PrivateBancorp website at: investor.theprivatebank.com.

An audio archive of the call will be available on the company’s investor relations section of its website approximately two hours after the call ends. A telephone replay will also be accessible after completion of the call through 11:59 p.m. ET, January 30, 2015, by dialing (855) 859-2056 and entering the conference ID number: 51615860. The replay number for international callers is (404) 537-3406.

About PrivateBancorp, Inc.

PrivateBancorp, Inc., through its subsidiary The PrivateBank, delivers customized business and personal financial services to middle-market companies, as well as business owners, executives, entrepreneurs and families in all of the markets and communities it serves. As of September 30, 2014, the company had 34 offices in 10 states and $15.2 billion in assets. The company's website is www.theprivatebank.com.